EXHIBIT 10.1

                             ESCO Technologies Inc.
                       Summary of Non-Employee Directors'
                                  Compensation
                         (Revised as of January 1, 2006)


     1. Board of Directors:
        -------------------

          o    Annual Retainer -- $20,000

          o    Lead Director Additional Annual Retainer -- $15,000

          o Annual fee for meetings regularly scheduled -- $4,800 (four meetings); plus $1,200 fee for any additional meeting held

          o    3,200 shares* of ESCO common stock per annum -- payable quarterly

     2. Committees of the Board:
        ------------------------

          o    Annual fees for meetings regularly scheduled:

               - Audit and Finance Committee (A&F) -- $4,800 (four meetings, not including additional telephone meetings)

               - Nominating and Corporate Governance Committee (NCG) -- $6,000 (five meetings)

               - Human Resources and Compensation Committee (HRC) -- $4,800 (four meetings)

               Plus $1,200 fee for any additional meeting held

     3. Committee Chairmen -- Annual Retainers:
        ------------------

          o    A&F Committee -- $7,000

          o    HRC Committee -- $5,000

          o    NCG Committee -- $5,000

All of the above cash retainers and fees for regularly scheduled meetings shall be paid in advance in January of each year. Fees payable for any additional meetings held shall be paid within 30 days of such meeting.


* Adjusted to reflect the two-for-one stock split effective 9-9-05.